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                                                                   Exhibit 10.10

                        CODE, HENNESSY & SIMMONS, INC.
                       10 South Wacker Drive, Suite 3175
                               Tel: 312-876-3945
                               Fax: 312-876-3854

Andrew W. Code
Principal

                              September 16, 1994



PERSONAL AND CONFIDENTIAL
-------------------------

Mr. Henry P. Key
3308 Cardinal Lane
Woodstock, Illinois  60098

Dear Hank:

On behalf of Omega's Board of Directors, it is my pleasure to offer you the position of President and Chief Executive Officer of the company. There is unanimous support for you candidacy, which is supported by our collective belief that your operating and executive experience have superbly prepared you to lead the company. Omega has enjoyed tremendous success to date, but we feel that with you leadership and guidance, the company's future will be even brighter.

As discussed in our phone call, the basic terms of employment are as follows:

     . Base Salary: $15,000 paid monthly, which equals an annual rate of $180,000.

     . Bonus: Your bonus plan is targeted at 50% of base salary. This is determined by two criteria, (i) of the achievement of operating earnings targets, and (ii) the achievement of objectives set forth in a performance plan which you will help to devise. You may earn up to 100% of your base salary which will be determined by an operating earnings schedule agreed upon by you and the Board of Directors. Since you will be joining Omega in the midst of our fiscal year, we will guarantee you a $25,000 bonus payment to be paid at year end.

     . Options: You will be offered a vertical strip of equity amounting to 2.0% of the company (equal to Code, Hennessy & Simmons' price) for the price of $280,000. As agreed, Code, Hennessy & Simmons will arrange a loan (if necessary) for the amount of $140,000 and you are responsible for funding the remaining $140,000. Also, you will have the opportunity to acquire up to an additional 4.0% of the company to be earned over a five year period in the form of options or direct stock purchases (with the choice between the two at your direction). We suggest that you retain an attorney for the purpose of reviewing all of the employment documents. You will be reimbursed as to a reasonable and agreed upon amount for those services.